     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 6, 2000
                                                     REGISTRATION NO. 333-______
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                         SHURGARD STORAGE CENTERS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                          WASHINGTON                                            91-1603837
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)      (I.R.S. EMPLOYER IDENTIFICATION NO.)

                          1155 VALLEY STREET, SUITE 400
                            SEATTLE, WASHINGTON 98109
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)(ZIP CODE)


                         SHURGARD STORAGE CENTERS, INC.
                          2000 LONG-TERM INCENTIVE PLAN

                            (FULL TITLE OF THE PLAN)

                                CHARLES K. BARBO
          CHAIRMAN OF THE BOARD, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                         SHURGARD STORAGE CENTERS, INC.
                          1155 VALLEY STREET, SUITE 400
                            SEATTLE, WASHINGTON 98109
                                 (206) 624-8100
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                             ----------------------

                                    COPY TO:
                               LINDA A. SCHOEMAKER
                                  PERKINS COIE
                          1201 THIRD AVENUE, SUITE 4800
                         SEATTLE, WASHINGTON 98101-3099
                                 (206) 583-8888

                             ----------------------

                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------
                                                PROPOSED MAXIMUM      PROPOSED MAXIMUM
   TITLE OF SECURITIES        NUMBER TO BE     OFFERING PRICE PER    AGGREGATE OFFERING       AMOUNT OF
     TO BE REGISTERED          REGISTERED           SHARE(1)              PRICE(1)        REGISTRATION FEE
------------------------------------------------------------------------------------------------------------
Class A Common Stock, par
value $.001 per share (2)      1,400,000(3)        $22.28125          $31,193,750          $8,235
------------------------------------------------------------------------------------------------------------

(1) Estimated pursuant to Rule 457(h) solely for the purpose of calculating the amount of the registration fee. The price per share is estimated to be $22.28125 based on the average of the high ($22.6250) and low ($21.9375) sales prices for the Common Stock as traded on the New York Stock Exchange on October 2, 2000.

(2)     Including the associated Preferred Share Purchase Rights.

(3) Together with an indeterminate number of additional shares (including the associated Preferred Share Purchase Rights) which may be necessary to adjust the number of shares reserved for issuance pursuant to the 2000 Long-Term Incentive Plan as the result of any future stock split, stock dividend or similar adjustment of the outstanding Class A Common Stock of the Company.

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The following documents are hereby incorporated by reference in this Registration Statement:

                (a) The Company's Annual Report on Form 10-K/A for the year ended December 31, 1999 filed with the Securities and Exchange Commission (the "Commission") on September 29, 2000 which contains audited financial statements for the most recent fiscal year for which such statements have been filed;

                (b)     All other reports by the Company filed pursuant to
                        Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Annual Report on Form 10-K/A referred to in (a) above; and

                (c) The description of the Class A Common Stock contained in the Registrant's Registration Statement on Form 8-A dated April 19, 1995, as amended by Amendment No. 1 on Form 8-A/A dated April 26, 1995 and the description of the Preferred Share Purchase Rights contained in the Registrant's Registration Statement on Form 8-A dated April 19, 1995, as amended by Amendment No. 1 on Form 8-A/A dated April 26, 1995, under Section 12(g) of the Exchange Act (Commission file no. 1-11455), including any amendments or reports filed for the purpose of updating such descriptions.

        All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment, which indicates that the securities offered hereby have been sold or which deregisters the securities covered hereby then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Sections 23B.08.500 through 23B.08.600 of the Washington Business Corporation Act authorize a court to award, or a corporation's board of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act. Section 11.1 of the Registrant's Amended and Restated Bylaws provides for indemnification of the Registrant's directors and officers and, with the approval of the Board of Directors, the Registrant's employees and agents, to the maximum extent permitted by Washington law.

        Section 23B.08.320 of the Washington Business Corporation Act authorizes a corporation to limit a director's liability to the corporation or its shareholders for monetary damages for acts or omissions as a director, except in certain circumstances involving intentional misconduct, self-dealing or illegal corporate loans or distributions, or any transactions from which the director personally receives a benefit in money, property or services to which the director is not entitled. Article 11.2 of the Registrant's Restated Articles of Incorporation contains provisions implementing, to the fullest extent permitted by Washington law, such limitations on a director's liability to the Registrant and its shareholders.

        The directors and officers of the registrant also may be indemnified against liability they may incur for serving in that capacity pursuant to a liability insurance policy maintained by the Registrant for such purpose.

ITEM 8. EXHIBITS

       Exhibit
       Number                     Description
       ------                     -----------
        5.1     Opinion of Perkins Coie regarding legality of the Class A Common
                Stock being registered

        23.1    Consent of Deloitte & Touche LLP (included on page II-5)

        23.2    Consent of Perkins Coie (included in opinion filed as Exhibit
                5.1)

        24.1    Power of Attorney (see Signature Page)

        99.1    2000 Long-Term Incentive Plan

ITEM 9. UNDERTAKINGS

A. The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefits plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities

Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on the 5th day of October, 2000.

                                       SHURGARD STORAGE CENTERS, INC.


                                        By:  /s/  Charles K. Barbo
                                            ------------------------------------
                                            Charles K. Barbo,
                                            Chairman of the Board, President and
                                            Chief Executive Officer


                                POWER OF ATTORNEY

        Each person whose individual signature appears below hereby authorizes and appoints Charles K. Barbo and Harrell L. Beck, and each of them, with full power of substitution and full power to act without the other, as his true and lawful attorney-in-fact and agent to act in his name, place and stead and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments with the Securities and Exchange Commission or any regulatory authority.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated below on the 5th day of October, 2000.

           SIGNATURE                                                TITLE
           ---------                                                -----
      /s/ Charles K. Barbo              Chairman of the Board, President and Chief Executive Officer
------------------------------------                   (Principal Executive Officer)
        CHARLES K. BARBO

      /s/ Harrell L. Beck               Senior Vice President, Chief Financial Officer, Treasurer and
------------------------------------                             Director
        HARRELL L. BECK                         (Principal Financial and Accounting Officer)

     /s/ George Hutchinson                                       Director
------------------------------------
       GEORGE HUTCHINSON

      /s/ Raymond Johnson                                        Director
------------------------------------
        RAYMOND JOHNSON

      /s/ Wendell J. Smith                                       Director
------------------------------------
        WENDELL J. SMITH

      /s/ W. Thomas Porter                                       Director
------------------------------------
        W. THOMAS PORTER

                                                                    EXHIBIT 23.1



                          INDEPENDENT AUDITORS' CONSENT


        We consent to the incorporation by reference in this Registration Statement of Shurgard Storage Centers, Inc. on Form S-8 of our report dated February 11, 2000 appearing in the Annual Report on Form 10-K/A of Shurgard Storage Centers, Inc. for the year ended December 31, 1999.



/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP
Seattle, Washington
October 5, 2000

                                INDEX TO EXHIBITS

       Exhibit
       Number                       Description
       ------                       -----------
        5.1     Opinion of Perkins Coie regarding legality of the Class A Common
                Stock being
                registered............................................................

        23.1    Consent of Deloitte & Touche LLP (included on page
                II-5).................................................................

        23.2    Consent of Perkins Coie (included in Exhibit
                5.1)..................................................................

        24.1    Power of Attorney (see Signature
                Page).................................................................

        99.1    2000 Long-Term Incentive
                Plan..................................................................